EXHIBIT 10.17

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (the “Amendment”) is entered into as of this 4th day of November, 2010 (the “Effective Date”), by and between JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), formerly known as The Manufactures Life Insurance Company (USA), a wholly owned subsidiary of Manulife Financial Corporation (the “Landlord”), successor by purchase and assignment to Proscenium, LLC; and THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated February 16, 2001 (the “Original Lease”), as amended by the First Amendment to Lease dated May 31, 2001 (the “First Amendment”), the Second Amendment to Lease dated July 26, 2001 (the “Second Amendment”), the Third Amendment to Lease dated December 3, 2001 (the “Third Amendment”), and the Fourth Amendment to Lease dated December 21, 2004 (the “Fourth Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are hereinafter collectively referred to as the “Lease”) whereby Landlord leases to Tenant certain premises consisting of an aggregate of approximately 101,572 rentable square feet of space (the “Leased Premises”) in the building commonly known as The Proscenium, located at 1170 Peachtree Street N.E., Atlanta, Georgia 30309 (the “Building”), for a term that commenced on October 1, 2001 and is scheduled to expire on June 30, 2015 (the “Term”), the Leased Premises being comprised of the entire rentable area on the Sixth (6th), Ninth (9th), Tenth (10th) and Eleventh (11th) Floors of the Building as shown below:

Rentable Area                               Floor of Building

25,393                                                      6th
25,393                                                      9th
25,393                                                      10th
25,393                                                      11th

WHEREAS, the parties desire to provide for the temporary expansion of the Leased Premises as provided herein;

NOW THEREFORE, in consideration of the above-stated premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.	Effective Date. Unless otherwise stated herein, the agreements contained in this Amendment shall be effective as of the Effective Date.

2.	Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease.

3.	Second Floor Temporary Expansion.

(a)
Second Floor Temporary Space.  For a term commencing on November 2, 2010 and expiring on December 14, 2010 (the “Second Floor Temporary Expansion Term”), the Leased Premises shall be expanded to include approximately 1,972 additional rentable square feet of space, commonly known as Suite 275, located on the Second (2nd) Floor of the Building (the “Second Floor Temporary Space”).  The Second Floor Temporary Space is shown in the drawing attached hereto as Exhibit A and incorporated herein by this reference.  For the duration of the Second Floor Temporary Expansion Term, the Second Floor Temporary Space shall be a part of the Leased Premises, subject to all terms and conditions of the Lease applicable to the Leased Premises, except as set forth herein.

(b)
Rent applicable to Second Floor Temporary Space.  The total rent monthly applicable to the Second Floor Temporary Space during the Second Floor Temporary Expansion Term shall be Three Thousand Dollars ($3,000.00) for November 2010 and One Thousand Five Hundred Dollars ($1,500.00) for December 1, 2010 through December 14, 2010, which shall be paid at the same time and in the same manner as monthly rent applicable to the remainder of the Leased Premises under the Lease.

5.
Acceptance of Temporary Spaces.  Tenant shall accept the Second Floor Temporary Space in its existing “as is” condition, and Landlord shall have no obligation to make any improvements to the Second Floor Temporary Space.  Any modifications to the Second Floor Temporary Space that Tenant may desire to be made shall be subject to Landlord’s prior approval in accordance with the terms of the Lease applicable to alterations to the Leased Premises made by or on behalf of Tenant, and shall be at Tenant’s sole cost and expense.

6.
Surrender of Second Floor Temporary Space upon the expiration of the Temporary Expansion Terms.  Prior to the expiration of the Second Floor Temporary Expansion Term, Tenant shall (i) remove all of Tenant’s items of personal property from the Second Floor Temporary Space; (ii) remove any voice or data cabling (“Cabling”) installed by Tenant in the Second Floor Temporary Space or common areas of the Building (installed for Tenant’s use of Second Floor Temporary Space) to the point of the origin of such Cabling, and repair any damage to the Second Floor Temporary Space or the Building resulting from such removal; and (iii) surrender possession of the Second Floor Temporary Space unto Landlord, broom clean and in good repair, ordinary wear and tear excepted.  If Tenant shall remain in possession of  the Second Floor Temporary Space beyond the expiration of the Second Floor Temporary Expansion Term, without Landlord’s written consent, then Tenant shall be a tenant holding over as to such space as provided in the Lease.

7.
Agency Disclosure.  Landlord and Tenant (each of which is an “Indemnifying Party” hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction.  Each Indemnifying Party hereby indemnifies the other party and agrees to hold such  other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, and expenses (including attorneys' fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative.  The provisions of this paragraph shall the expiration or earlier termination of the Lease.

8.	Lease in Effect. Except as modified herein, all terms and conditions of the Lease in effect as of the Effective Date hereof shall be and remain in full force and effect.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Amendment as of the day and year first written above.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a wholly owned subsidiary of Manulife Financial Corporation

By:      /s/ TERRY L. GILLIAM
    [Signature]

Title:    AVP, Regional Director, Atlanta Real Estate Office

TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation,

By:    /s/ ALICIA H. MOSS
          [Signature]

                    Typed Name:   Alicia H. Moss
                                                                            Title: Director Human Resources

Attest:  /s/ SUZANNE H. MARTIN
              [Signature]

                    Typed Name: Suzanne H. Martin
                    Title: Corporate Office Coordinator
                    [Corporate Secretary or Assistant Secretary]

       [CORPORATE SEAL]

EXHIBIT A

DRAWING OF SECOND FLOOR TEMPORARY SPACE

Key Plan

North 0 5 10 20

THE PROSCENIUM

Manulife Financial

1170 Peachtree Street • Suite 275 • 1,972 RSF

Available Suite